SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549-1004

                               FORM 8-K

                            CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported) April 8, 1998
                                                     -----------------

                      Commission File Number 33-43508
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                      NORTH ATLANTIC ENERGY CORPORATION
                      ---------------------------------
           (Exact name of registrant as specified in its charter)


               NEW HAMPSHIRE                      06-1339460
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     (State or other jurisdiction of          (I.R.S. Employer
      incorporation or organization)         Identification No.)


      1000 ELM STREET, MANCHESTER, NEW HAMPSHIRE         03105
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       (Address of principal executive officers)      (Zip Code)


                             (603) 669-4000
                             --------------
           (Registrant's telephone number, including area code)

                             Not Applicable
                             --------------
     (Former name or former address, if changed since last report)


Item 5. Other Events


New Hampshire Electric Cooperative Inc. Revised Purchase Offer

     In late March 1998, Public Service Company of New Hampshire (PSNH), a wholly owned subsidiary of Northeast Utilities (NU), received a revised unsolicited proposal from New Hampshire Electric Cooperative Inc. (NHEC) to purchase PSNH's transmission and distribution facilities, as well as PSNH's claims for recovery of stranded costs. NHEC had previously presented an unsolicited offer to purchase such assets from PSNH in November 1997. At that time, PSNH noted a number of significant deficiencies in the proposal that needed to be addressed that made it impossible for PSNH to respond in a definitive manner.

     On April 8, 1998, after due consideration, PSNH informed NHEC that it had rejected the new proposal. PSNH found the revised proposal to be deficient for many of the same reasons as NHEC's first proposal.

     PSNH intends to continue working with the State of New Hampshire and other interested parties to bring about a fair and orderly restructuring of the electric utility industry in New Hampshire.

     For more information on this matter, see NU's Current Report on Form 8-K dated November 24, 1997 and "Item 1. Business-Electric Industry
Restructuring-New Hampshire Restructuring" in NU's 1997 Annual Report on Form 10-K.

                                SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                          NORTH ATLANTIC ENERGY CORPORATION
                          ---------------------------------
                                     Registrant




Date  April 9, 1998         By  /s/John B. Keane
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                                   John B. Keane
                                   Vice President and Treasurer